NASDAQ Notifies Radio One, Inc. Class D Shares Fall Below Minimum Bid Price

WASHINGTON--(BUSINESS WIRE)--On October 20, 2008, Radio One, Inc. (the “Company") (NASDAQ: ROIAK and ROIA) received notification (the “Notification”) from the NASDAQ Stock Market (“NASDAQ”) that for the 30 consecutive business days prior to October 16, 2008, the bid price of the Company’s Class D common stock had closed below the minimum $1.00 per share requirement for continued listing under Marketplace Rule 4450(a)(5) (the “Rule”). As such, the Company’s Class D common stock had become non-compliant with NASDAQ’s continued listing requirements. The Notification does not affect the Class A common stock.

In the Notification, NASDAQ noted that the prior several weeks had been marked by unprecedented turmoil in domestic and world financial markets. Given these extraordinary market conditions, NASDAQ determined to suspend enforcement of the bid price and market value of publicly held shares (“MVPHS”) requirements for all of its listed companies, including the Company, through Friday, January 16, 2009. Consistent with market conditions and its determination, the Notification included notice that on October 16, 2008, NASDAQ had filed an immediately effective rule change with the Securities and Exchange Commission to suspend its bid price and MVPHS requirements. The Notification noted that NASDAQ will reinstate the bid price and MVPHS rules on Monday, January 19, 2009 and the first relevant trade date under the reinstated rules will be Tuesday, January 20, 2009.

Following the reinstatement of the bid price and MVPHS rules, NASDAQ has afforded the Company 180 calendar days from January 20, 2009, or until July 20, 2009, to regain compliance with the rules. If, at anytime before July 20, 2009, including during the suspension period, the bid price of the Company’s Class D common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ will provide written notification that the Company has achieved compliance with the Rule.

If the Company does not regain compliance with the Rule by July 20, 2009, NASDAQ will provide written notification that the Company’s Class D common stock will be delisted. At that time, the Company may appeal NASDAQ’s determination to delist the Company’s Class D common stock to a Listing Qualifications Panel. Alternatively, the Company may apply to transfer its Class D common stock to the NASDAQ Capital Market. If its application is approved, NASDAQ will afford the Company a second 180 calendar day compliance period in order to regain compliance while on the NASDAQ Capital Market.

Radio One, Inc. (www.radio-one.com) is one of the nation's largest radio broadcasting companies and the largest radio broadcasting company that primarily targets African-American and urban listeners. Radio One, Inc. owns and/or operates 52 radio stations located in 16 urban markets in the United States. Additionally, Radio One owns Interactive One, LLC interests in TV One, LLC (www.tvoneonline.com), a cable/satellite network programming primarily to African-Americans, Reach Media, Inc. (www.blackamericaweb.com), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner, and Community Connect Inc., an online social-networking company, which operates a number of branded websites, including BlackPlanet, MiGente and AsianAvenue.

Cautionary Note Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Radio One does not undertake any obligation to update any forward-looking statements.

Contacts

Radio One, Inc.

Peter Thompson, 301-429-4638